DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction
(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A, 89 and 92A)

Filed in the Office of	Business Number C24805-2004
Dean Heller	Filing Number 20050163515-88
Secretary of State	Filed On 05/03/2005
State Of Nevada	Number of Pages 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CONSTRUCTION PRODUCTS INTERNATIONAL

2. Description of the original document for which correction is being made:

ARTICLES OF MERGER

3. Filing date of the original document for which correction is being made: SEPTEMBER 29, 2004

4. Description of the inaccuracy or defect.

1.) Name of merging entity is: Construction Products International, a Nevada Corporation.
2.) Forwarding address for process: R. Harold Alvarez, c/o Karen Diamond, 221 Goolsby Blvd, Deerfield Beach, Fl. 33442.
4.(a) Owner's approval was not required from: Construction Products International or Sports Pouch Beverage Company, Inc.
4.(b) This was left blank and should be filled in.
5.) Amendment to Articles of surviving entity was left blank and should be filled in.
6.(a) The entire plan of merger is attached.

5. Correction of the inaccuracy or defect.

1.) Name of the merging entity: Sports Pouch Beverage Company, Inc., a California corporation
Name of surviving entity: Construction Products International, a Nevada Corporation.
2.) N/A
4.(a) N/A
4.(b) The plan was approved by the required consent of the owners of: Sports Pouch Beverage Company, Inc., a California corporation, the "Merging Entity)", and Construction Products International, a Nevada corporation, the "Surviving Entity".

[see attached page for continuation of corrections]

6. Signature:

[signature]
Authorized Signature Title* *Preident/CEO* Date *4-27-05*

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

NUMBER OF PAGES ATTACHED *1*